UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Corning Incorporated

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Corning Incorporated is filing the attached additional materials in support of the Board of Directors’ recommended vote at our 2013 Annual Shareholders Meeting.

Corning Incorporated 2013 Proxy Statement Matters

•	Proposal 1 – Election of 12 directors for one-year term

—	ISS recommends FOR all 12 directors

—	Glass Lewis recommends FOR 10 of 12 directors

➢	Withhold James Flaws (policy against CFO on the Board)

➢	Withhold Robert Cummings (Corning uses JP Morgan)

•	Proposal 2 – Advisory Vote to Approve Executive Compensation (the annual “Say on Pay” vote)

—	ISS recommends AGAINST

—	Glass Lewis recommends FOR

•	Proposal 3 – Ratification of Independent Public Accounting Firm

—	ISS and Glass Lewis both recommend FOR

Who We Are

Corning has a distinctive identity

•	Corning is the world leader in specialty glass and ceramics

•	We invent, manufacture, and sell keystone components that enable high-technology systems

•	We have succeeded for more than 160 years through:

—	Sustained investment in R&D

—	Deep materials science and process engineering knowledge

—	A highly collaborative culture

Corporate Strategy

We’ve aligned our culture and leadership approach

•	Deliver near-term performance while investing for future growth

—	Drive operational excellence across all businesses and functions

—	Nurture early stage research and innovation

—	Select and pace promising projects

—	Decide when to place major investments on new products

•	Consistent leadership with deep understanding of our innovation recipe and business model

•	The Board of Directors is an important part of this leadership approach

The Board is an important part of our leadership approach

•	What’s important?

—	Consistency over time

—	Diverse knowledge and experiences

—	Commitment to understanding Corning’s technology

—	Judgment to make and support major investments

•	The Board is experienced, informed and independent

—	Financials and business updates at each meeting

—	Annual Strategy Review

—	Half-day technology review session before each meeting

—	Provides input to management on key issues

—	Executive sessions at every meeting

Executive Compensation Overview

—	CEO pay is 88% variable, Other NEO pay is 81% variable

—	Base salary adjustments modest and in line with adjustments for all salaried employees

—	Short term incentives for all NEOs are 100% tied to corporate financial performance (NPAT)

—	Long Term incentives are balanced between equity and cash, and performance and time-based retention

—	50% equity (RSUs, stock options) / 50% cash performance units

—	Cash performance units are based on a blend of EPS and Operating Cash Flow

—	Rigorous annual goal-setting process – payouts vary with performance

Key Messages about 2012 Performance

•	Corning is an innovation company, with a 160 year history of inventing technologies and starting new businesses. These technology businesses can experience volatility from time to time

•	In late 2011 and 2012, we had major market upheavals in two of our main businesses (Display and Solar)

—	Display experienced significant price declines (> 20%)

—	Dow Corning impacted by solar industry upheaval with price down over 50%

•	These were permanent industry resets and were communicated to investors. The Board approved a 2012 plan focused on

—	Stopping/mitigating decline in profitability in these two businesses

—	Accelerating growth in the other businesses

—	Extreme rigor in cost / cash management across the organization

—	Careful program choices

•	Our leadership delivered results better than the plan and bonuses paid out accordingly

—	Corning delivered record revenues and the 3rd highest profit in our history

—	Operating cash flow and our balance sheet are strong

—	Cash bonus at 124% of target and LTI (cash performance units) at 117% of target

•	Flat TSR was disappointing but we have taken additional actions to deliver value to shareholders

—	Dividend increase (2 increases in last 18 month)

—	Share buy-back program ($1.5 Billion in 2011/2012)

—	Our TSR was in line with or better than our two largest competitors in the display glass industry

2012 Performance impact on CEO Compensation

•	CEO pay is up 20% year over year

—	3% salary increase (in line with merit budget for all salaried employees)

—	Remainder driven by performance related pay coming off low 2011 payout

•	Short term cash bonus from 10% of target in 2011 to 124% of target in 2012,

•	Long term Cash Performance Units from 60% of target in 2011 to 117% of target in 2012

•	Our CEO is paid at or under median (actual reported pay for 2012 was at 80% of median for Company Peers, and 100% of median for ISS Peers) which is appropriate given our size and complexity

—	Our pay practices and philosophies are conservative

—	Both ISS and Corning take revenues and market cap into account to establish peer groups

•	Our Market Cap is top quartile (top 25%) and profitability is top-decile (top 10%) among the ISS peer group companies, even after the industry resets

“Say on Pay”

•	ISS acknowledges reset of Corning’s profitability was real and communicated to shareholders in a timely and appropriate form. However, they believe that targeted pay should have been reduced.

•	Corning’s Compensation Committee believes targeted pay is set by comparison to peers (ISS and Corning have overlapping peer groups)

—	Corning CEO targeted total direct compensation up 1% in 2012

—	CEO targeted pay at median for ISS peers

•	Corning’s Board recommends a FOR vote on “Say on Pay”

The Board of Directors recommends that you vote FOR: the twelve nominees to the Board of Directors; the advisory vote to approve executive compensation; and the ratification of PricewaterhouseCoopers as our independent registered public accounting firm.